Exhibit 3.61

CERTIFICATE OF INCORPORATION
OF
QUANTITUDE, INC.

*  *  *  *  *

1.             The name of the corporation is Quantitude, Inc.

2.             The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address in The Corporation Trust Company.

3.             The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.             The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is Zero Dollars and One Cent ($0.01) amounting in the aggregate to Ten Dollars and No Cents ($10.00).

5.             The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need riot be by written ballot.

6.             The name and mailing address of the sole incorporator is:

Corporation Trust Center
1209 Orange Street
Wilmington, Delaware  19801

7.             The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto Set my hand this 23rd day of March, 2000.

/s/ M.C. Kinnamon
Sole Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATES OF INCORPORATION
OF
QUANTITUDE, INC.

Quantitude, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

FIRST:  That the Board of Directors of the Company adopted a resolution proposing and declaring advisable the following amendment to the Company’s Certificate of Incorporation:

Article 4 of the Company’s Certificate of Incorporation be and hereby is amended to read as follows:

“The total number of shares of stock which the corporation shall have authority to issue is One Hundred Twenty Million (120,000,000) and the par value of each of such ducts is Zero Dollars and One Cent ($0.01) amounting in the aggregate to One Million Two Hundred Thousand Dollars ($1,200,000)”

SECOND:  That the sole stockholder of the Company has approved such amendment by unanimous written consent is accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Quantitude, Inc, has caused this Certificate to be duly executed by its President and attested to by its Secretary this 6th day of September, 2000.

/s/ Ronnie L. Thornhill
Name: Ronnie L. Thornhill
Title: President

ATTEST:

/s/ Jennifer L. Dressler
Name: Jennifer L. Dressler
Title: Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
QUANTITUDE, INC.

Quantitude, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:  That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Corporations Certificate of Incorporation:

Article 4 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such share of common stock is Zero Dollars and One Cent ($0.01).”

SECOND:  That the sole stockholder of the Corporation has approved such amendment by unanimous written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Quantitude, Inc. has caused this Certificate to be duly executed by its Vice President and attested by its Assistant Secretary this 13th day of September, 2002.

/s/ Lynn A. Feldman
Name: Lynn A. Feldman,
Title: Vice President & Assistant Secretary

ATTEST:

/s/ Richard Wisner
Name: Richard Wisner
Title: Vice President & Assistant Secretary